UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2012

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

Proposals Submitted to Shareholders at 2012 Annual Meeting

Roberts Realty Investors, Inc. held its annual meeting of shareholders on December 10, 2012.  We asked our shareholders to vote on the following two proposals:

•                  to elect two directors to serve a three-year term; and

•                  to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for 2012.

As a smaller reporting company under applicable SEC rules, we are not yet required to conduct shareholder votes on “say-on-pay” and “frequency-of-say-on-pay.”  We solicited proxies for the meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations.

Election of Directors

Two of our current directors, Mr. Charles S. Roberts and Mr. Charles R. Elliott, were nominated for reelection at the meeting.  Each of Mr. Roberts and Mr. Elliott was elected with the following votes to serve until the 2015 annual meeting of shareholders or until his successor is duly elected and qualified.  There were no abstentions.

	Votes For	Votes Withheld	Broker Non-Votes

Charles S. Roberts	5,585,004	128,230	3,092,981
Charles R. Elliott	5,576,843	136,391	3,092,981

Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of CohnReznick LLP as our independent registered public accounting firm for 2012 was approved with the following votes.  There were no broker non-votes.

Votes For	Votes Against	Abstained

8,583,991	148,157	74,067

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: December 12, 2012	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer